FOURTH AMENDMENT TO CREDIT AGREEMENT

     This Fourth Amendment to Credit Agreement (the "Amendment") is made as of this 17th day of April, 2001 by and among ASCENT FUNDING, INC. (the "Borrower"), and LASALLE BANK NATIONAL ASSOCIATION (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, the Borrower and the Bank are parties to that certain Credit Agreement, dated as of June 6, 1997, as amended by that certain First Amendment to Credit Agreement, dated as of September 8, 1998, as further amended by that certain Second Amendment to Credit Agreement, dated as of August 12, 1999, and as further amended by that certain Third Amendment to Credit Agreement, dated as of November 30, 2000 with an effective date of September 30, 2000 (collectively, the "Credit Agreement); and

     WHEREAS, Ascent Assurance, Inc. ("Guarantor") executed and delivered that certain Guaranty, dated as of June 6, 1997 in favor of the Bank with respect to all of the obligations of the Borrower to the Bank, as amended from time to time (the "Guaranty");

     WHEREAS, simultaneously herewith, Guarantor and the Bank will further amend the Guaranty pursuant to that certain Sixth Amendment and Waiver of Certain Events of Default under Credit Agreement (the "Sixth Amendment to Guaranty") providing, among other things, for the waiver of certain covenant defaults under the Guaranty and the Credit Agreement;

     WHEREAS, the Guarantor desires to enter into a Credit Agreement (the "CSFB Financing") with Credit Suisse First Boston Management Corporation ("CSFB") and requires the consent of the Bank with respect to the pledge of stock and other similar interests of certain subsidiaries of the Guarantor (the "Subsidiary Pledge") in connection therewith;

     WHEREAS, as a condition to the Bank providing (i) its consent with respect to the Subsidiary Pledge and (ii) waiver of certain covenant defaults pursuant to the Sixth Amendment to Guaranty, the Bank is requiring that the Borrower execute and deliver this Amendment.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the adequacy of which is hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

SECTION I. DEFINITIONS.
           ------------

     Unless otherwise defined herein, all capitalized terms shall have the meaning given to them in the Credit Agreement.


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SECTION II. AMENDMENTS TO CREDIT AGREEMENT.

2.1 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Applicable Margin" in its entirety and inserting the following in its stead:

     "Applicable Margin"  means,  as of any date, (i) with respect to each LIBOR
          Rate Loan,  the per annum rate equal to the LIBOR Rate plus 3.25%,  or
          (ii) with respect to each Base Rate Loan, the per annum rate equal to the Base Rate plus 1.125%, as applicable.

2.2 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition "Change in Control" in its entirety and inserting the following in its stead:

     "Change in Control" means, with respect to the Borrower or the Guarantor, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 50% of the aggregate ordinary voting power for the election of directors of the issued and outstanding capital stock of the Borrower or the Guarantor."

SECTION III. CONDITIONS PRECEDENT.
             ---------- ----------

     The   effectiveness  of  this  Amendment  is  expressly   conditioned  upon
satisfaction of the following conditions precedent:

3.1 The Bank shall have received a copy of this Amendment duly executed by the Borrower.

3.2 The Bank shall have received a copy of the Sixth Amendment of Guaranty duly executed by the Guarantor.

3.3 The Bank shall have received a Side Agreement with respect to the contribution by the Guarantor of proceeds from the CSFB Financing in an amount not less than $11,000,0000 to Freedom Life Insurance Company of America ("FLICA") duly executed by the Guarantor and CSFB, together with evidence satisfactory to the Bank in its sole and absolute discretion that CSFB has loaned an amount not less than $11,000,000 to the Guarantor and the Guarantor has contributed an amount not less than $11,000,000 to FLICA.

3.4 The Bank shall have received a Subordination Agreement, duly executed by CSFB.

3.5 The Bank shall have received a $25,000 waiver and amendment fee due and payable and deemed fully earned on the date hereof, as required under the Sixth Amendment to Guaranty.

3.6 The Bank shall have received such other documents, certificates and assurances as it shall reasonably request, all of which have been delivered on or prior to the date hereof.

SECTION IV. REAFFIRMATION OF THE BORROWER.
            ------------- -- --- --------

     The Borrower hereby represents and warrants to the Bank that (i) the warranties set forth in Article 5 of the Credit Agreement are true and correct on and as of the date hereof, except to the extent (a) that any such warranties relate to a specific date, or (b) changes thereto are a result of transactions for which the Bank has granted its consent; (ii) the Borrower is on the date hereof in compliance with all of the terms and provisions set forth in the Credit Agreement as hereby amended; and (iii) upon execution hereof no Event of Default has occurred and is continuing or has not previously been waived.

SECTION V. FULL FORCE AND EFFECT.
           ---- ----- --- ------

     Except as herein amended, the Credit Agreement and all other Loan Documents shall remain in full force and effect.

SECTION VI. COUNTERPARTS.
            -------------

     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year specified above.

                                 ASCENT FUNDING, INC.

                                 By:      /s/Patrick J. Mitchell
                                 Name:    Patrick J. Mitchell
                                 Title:   Chairman of the Board and CEO




                                 LASALLE BANK NATIONAL ASSOCIATION

                                 By:      /s/Linda Whittaker
                                 Name:    Linda Whittaker
                                 Title:   Assistant Vice President